Exhibit 99.1

Dycom Industries, Inc. (NYSE: DY) Q3 2020 Results Conference Call November 26, 2019 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.
Timothy R. Estes, Executive Vice President & Chief Operating Officer, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.
Chad Dillard, Analyst, Deutsche Bank Securities, Inc.
Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.
Blake Hirschman, Analyst, Stephens, Inc.
Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.
Alex Rygiel, Analyst, B. Riley FBR, Inc.
Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC
William Newby, Analyst, D.A. Davidson & Co.
Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Dycom Results Conference Call. At this point, all the participants’ lines are in a listen-only mode. There will be an opportunity for your questions and instructions will be given at that time. [Operator Instructions] As a reminder today’s call is being recorded. I’ll turn the call over to your host, Mr. Steven Nielsen. Please go ahead sir.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you, John. Good morning, everyone. I’d like to thank you for attending this conference call to review our third quarter fiscal 2020 results. Going to slide 2. During this call, we will be referring to a slide presentation which can be found on our website’s Investor Center main page. Relevant slides will be identified by number throughout our presentation.

Today, we have on the call Tim Estes, our Chief Operating Officer; Drew DeFerrari, our Chief Financial Officer; and Ryan Urness, our General Counsel.

Now I will turn the call over to Ryan Urness.

Ryan F. Urness, Vice President, General Counsel & Company Secretary, Dycom Industries, Inc.

Thank you, Steve. The statements made during this call may be forward looking and are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including those related to our outlook, are based on current expectations, estimates and projections, and are subject to risks and uncertainties which may cause actual results to differ materially from current estimates. These risks and uncertainties include those described in our Annual Report on Form 10-K filed March 4, 2019 and other filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Ryan. Now moving to slide 4 and a review of our third quarter results. As we refer to our results, please note that organic revenue is a Non-GAAP measure that excludes revenues from storm restoration services. In our comments today and in the accompanying slides, we referenced this and other Non-GAAP measures. We refer you to the Quarterly Reports section of our website for reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Revenue was $884.1 million, an increase of 4.2%. Organic revenue, excluding storm restoration services of $3.9 million in the year ago quarter, increased 4.7%. As we deployed 1 gigabit wireline networks, wireless/wireline converged networks, and wireless networks, this quarter reflected an increase in demand from three of our top five customers.

Gross margins were 18.1% of revenue, reflecting the continued impacts of the complexity of a large customer program discussed previously on calls this fiscal year, and general and administrative expenses were 7.9%. All of these factors produced Adjusted EBITDA of $91.7 million, or 10.4% of revenue, and Adjusted Diluted Earnings per Share of $0.88, compared to $0.98 in the year ago quarter.

Liquidity was solid as cash and availability under our credit facility was $219.6 million. Subsequent to the end of the third quarter, cash collections increased significantly. For our fiscal November, net debt declined by over $50 million.

Now moving to slide 5. Today, major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision 1 gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

We believe wireline deployments are the foundational element of what is expected to be a decades long deployment of fully converged wireless/wireline networks that will enable high bandwidth, low latency 5G applications. This perspective was reinforced recently when one leader in the small cell industry stated “fiber is where the vast majority of the capital is and building out a small cell deployment, about 80% of our capital is in the fiber portion.” The industry effort required to deploy these converged networks continues to meaningfully broaden our set of opportunities. Total industry opportunities in aggregate are robust.

We are providing program management, planning, engineering and design, aerial, underground and wireless construction, and fulfillment services for 1 gigabit deployments. These services are being provided across the country in dozens of metropolitan areas to several customers. These deployments include networks consisting entirely of wired network elements as well as converged wireless/wireline multiuse networks.

Potential wired network construction opportunities are increasing outside of traditional customer franchise boundaries. Customers are pursuing multi-year initiatives that are being planned and managed on a market by market basis. Our ability to provide integrated planning, engineering and design, procurement and construction, and maintenance services is of particular value to several industry participants.

We expect some normal timing volatility and customer spending modulations as network deployment strategies and technologies evolve, tactical considerations may also impact timing. We remain confident that our competitively unparalleled scale and our financial strength position us well to deliver valuable services to our customers.

Going to slide 6. We continue to experience the effects of a strong overall industry environment during the quarter with increased demand from three of our top five customers. Organic revenue increased 4.7%. Our top five customers combined produced 77.3% of revenue, increasing 3.4% organically, while all other customers increased 9.6% organically.

Verizon was our largest customer at 20.6% of total revenue, or $182.1 million. Verizon grew organically 4.6%. Revenue from CenturyLink was $164.1 million, or 18.6% of revenue. CenturyLink was Dycom’s second largest customer and grew 38.6% organically. AT&T was our third largest customer at 18.4% of revenue, or $162.9 million. Comcast was our fourth largest customer at $131.3 million, or 14.9% of revenue. And finally, revenue from Windstream was $42.7 million, or 4.8% of revenue. Windstream was our fifth largest customer and grew 43.2% organically.

Of note, this is the third consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. We are encouraged with our sixth consecutive quarter of organic growth and have continued to extend our geographic reach and expand our program management and network planning services. In fact, over the last several years, we have meaningfully increased the long term value of our maintenance and operations business, a trend which we believe will parallel our deployment of 1 gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now moving to slide 7. Backlog at the end of the third quarter was $6.349 billion versus $6.691 billion at the end of the July 2019 quarter, a decrease of over $342 million. Of this backlog, approximately $2.524 billion is expected to be completed in the next 12 months. Of particular note, subsequent to the end of the third quarter, we executed contracts that resulted in our booking over $1.5 billion of backlog. These bookings will be incorporated in our fourth quarter backlog calculation. Backlog activity during the third quarter reflects solid performance as we book new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

For CenturyLink we were awarded construction and maintenance services agreements in Washington, Oregon, Wyoming, Minnesota, Pennsylvania and New Jersey. From AT&T, construction services agreements in Kentucky, North Carolina and Georgia. For Verizon, engineering and construction services agreements in various locations. From various customers, locating services agreements in California and Tennessee. And finally, we secured rural fiber services agreements in Wisconsin and Tennessee. Headcount increased during the quarter to 15,382.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning everyone. Going to slide 8. Contract revenues for Q3 2020 were $884.1 million and organic revenue growth was 4.7% with strong increases from three of our top five customers. Adjusted EBITDA was $91.7 million, or 10.4% of revenue. Gross margins were at 18.1%, a decline of 92 basis points from a year ago period and reflected the continued impacts of the complexity of a large customer program.

G&A expense improved by 20 basis points compared to Q3 2019. Our lower financial performance this year resulted in a decrease in share-based compensation. During the October quarter we realized the incremental tax benefits of $1.8 million, or $0.06 per share, compared to our expectations primarily for qualifying expenditures available for tax credits and other tax benefits. We expect our effective tax rate at 27.5% for the January 2020 quarter before any tax effects of the settlement of share-based awards. Our Non-GAAP Adjusted Diluted EPS in Q3 2020 was $0.88 per share.

Now going to slide 9. Our balance sheet reflects the strength of our business. We ended the quarter with $450 million of term loans outstanding and $103 million of revolver borrowings. Liquidity is solid at $219.6 million at the end of the October quarter, consisting of availability from our credit facility and cash on hand. Cash flows used for operating activities was $24.0 million which funded the sequential growth of working capital. The combined DSOs of accounts receivable and net contract assets were 128 days. During the October quarter we made solid progress invoicing on a large customer program as reflected in the sequential increase in accounts receivable compared to July.

Subsequent to the end of the third quarter, cash collections have already increased and net debt has been reduced by over $50 million for fiscal November. We expect to continue to experience substantial collections during the January quarter. Capital expenditures were $14.5 million, net of disposal proceeds, and gross CapEx was $17.9 million. We anticipate capital expenditures, net of disposal proceeds, to range from $110 million to $120 million for the full fiscal year. This is a $30 million reduction in our expected capital spending for the year compared to our previous outlook. In summary, we continue to maintain a strong balance sheet and strong liquidity.

Going to slide 10. Each year our January quarterly results are impacted by seasonality including inclement weather, fewer available work days due to the holidays, reduced daylight work hours and the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter compared to our expectations.

For the January 2020 quarter, we expect total revenue to range from $700 million to $740 million, Non-GAAP Adjusted Diluted EPS to range from a loss of $(0.15) to income of $0.02 per share, and Non-GAAP Adjusted EBITDA percentage of contract revenue which decreases from the Q4 2019 result. Other expectations include depreciation of $41.2 million to $42.0 million and amortization of $5.2 million.

Share-based compensation included in G&A of $1.8 million to $2.6 million, Adjusted interest expense of approximately $7.9 million to $8.0 million, excluding $5.2 million of interest for the non-cash debt discount amortization on our notes. Other income, net is expected to range from $0.1 million to $0.6 million. The effective tax rate is expected at 27.5% before any tax effects for the settlement of share-based awards.

Now going to slide 11. Looking ahead to the April 2020 quarter, which is our Q1 of fiscal 2021, we currently expect revenue decline of low to mid-single digits as a percentage of revenue, compared to Q1 of fiscal 2020, and Non-GAAP Adjusted EBITDA margin percent of contract revenues in line with Q1 of fiscal 2020. Finally, as a result of our 52/53 week calendar, I’d like to remind you that our fiscal 2021 will include 53 weeks of operations, with the extra week of operations included in the fourth quarter ending January 2021.

Now I will turn the call back to Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thanks, Drew. Moving to slide 12. Within a growing economy, we experienced the effects of a strong industry environment and capitalized on our significant strengths. First and foremost, we maintain strong customer presence throughout our markets; second, our extensive market presence has allowed us to be at the forefront of the evolving industry opportunities.

The end market drivers of these opportunities remain firm and are strengthening. Fiber deployments enabling new wireless technologies are underway in many regions of the country. Wireless construction activity in support of expanded coverage and capacity has begun to accelerate due to deployment of enhanced macro cells and new small cells. In fact, we have recently completed or begun work associated with over 1,800 5G small cell sites across 10 states.

Telephone companies are deploying fiber-to-the-home to enable 1 gigabit high speed connections, cable operators are deploying fiber to small and medium businesses and enterprises, a portion of these deployments are in anticipation of the customer sales process. Fiber deep deployments to expand capacity as well as new build opportunities are underway. Dramatically increased speeds to consumers are being provisioned and consumer data usage is growing. Customers are consolidating supply chains, creating opportunities for market share growth and increasing the long term value of our maintenance and operations business.

In addition, we are increasingly providing integrated planning, engineering and design, procurement and construction and maintenance services for wired and converged wireless/wireline networks. We remain encouraged that our major customers are committed to multiyear capital spending initiatives and we are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees and the experience of our management team as we grow our business.

Now, John, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Certainly [Operator Instructions] And first from the line of Sean Eastman with KeyBanc. Please go ahead.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Hi, gentleman, thanks for taking my questions. I just wanted to start on the $1.5 billion of order intakes subsequent to quarter end. Could you provide a little more color on just whether this was several programs or one mega program? Is it all telco or some cable? And then, maybe just comment on the duration of the work. As in, will we see a nice bulge in the 12 months backlog in the fiscal fourth quarter in addition to the total backlog?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. So with respect to the programs involved, there’s primarily two customers, it’s really two customers, one of which was a combination of new awards and extensions across 20 states. The other was with respect to a large customer program where we entered into new arrangements for new initiatives. It – standard industry kind of three- to five-year durations on those agreements. And this is an estimate, of course, because there will be other activity during our fourth quarter, but kind of an impact to next 12 months of about $400 million.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Okay. Got it. That’s helpful. And I guess just seeing the $1.5 billion, that’s kind of one of the larger numbers we’ve seen in terms of order intake in several quarters. Now I’m just wondering if you’d characterize it as an acceleration in the underlying end markets. Is it market share gains or maybe more just timing of renewals?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So I think the way to think about the pacing is, clearly, as we have a customer under a master service agreements where their revenue is increasing so, for example, if you look at CenturyLink and Windstream had nice growth organically this quarter, the run rate in our backlog calculations is going to increase. We did have some new territories that were added, and with respect to the large customer program, as I said earlier, there are – that’s a new arrangements for new initiatives.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Got it. And last quick one for me, just trying to understand the little bit of pressure on the fiscal 4Q margins versus prior expectations. Is it more utilization element, mix of work? Just some help on what moved there.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sean, as we’ve worked through this before, right, this is a tough weather quarter, I would say this November’s weather was a little more winter than we may have seen in other years. We also have the impact of the holidays and I’d say we’ve seen a little more construction moratoriums even in markets where, historically, we’ve not seen those and perhaps that’s a function of the fact that Christmas and New Year’s fall on Wednesday. So I think it’s just normal seasonal factors as well as kind of the calendar and the fact that these deployments are large. There is plenty of activity in the general economy and so we’re just seeing a little more moratorium activity around – work around the holidays.

Sean D. Eastman, Analyst, KeyBanc Capital Markets, Inc.

Got it. Really helpful. Thanks for the time.

Operator

Our next question is from Chad Dillard with Deutsche Bank. Please go ahead.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Hi. Good morning, everyone.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Chad.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

So I just wanted to pick up on Sean’s question on margins. So just excluding the large customer, can you discuss how underlying margins trended this quarter versus last quarter and just how to think about those margins? What’s baked into your guidance over the next six months?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So I think as we talked about last quarter, Chad, if you controlled for the effect of this large customer program, the EBITDA margin was in line with historically okay to slightly better than okay year. So wasn’t the best year we ever had, certainly was better than what we’ve seen in other periods, so I would say, in line. And it actually improves slightly sequentially.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

That’s helpful. And what line of sight do you have to cash conversion improving? Do you have any updates on kind of where you are with negotiations with the large customer and just how to think about cash conversion through the balance of the year? Thanks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, we were encouraged by the activity we saw in November. We also were encouraged with the invoicing activity in the October quarter. I guess what we’d say, and we talked a little bit about that, about this last quarter, if you look at the large program as a whole, that the amount of complexity that’s generated by evolving objectives, processes and priorities, I think that’s decreased, particularly with respect to objectives and priorities, they’re more settled. We talked about that on the last call. I think in addition, we’re recently – we’ve been encouraged that we entered into new arrangements for new initiatives that we believe adequately reflect our cost given the experience we’ve developed on the program to date. So as always, we’re working hard to get better. We have a lot of people working on invoicing and a lot of people working on getting more work done and being more efficient. But we have room to improve.

Chad Dillard, Analyst, Deutsche Bank Securities, Inc.

Great. I’ll end it there. Thank you.

Operator

Next, we’ll go to Adam Thalhimer with Thompson Davis. Please go ahead.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Hey, good morning, guys. Nice quarter.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Hey. Good morning, Adam.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Steve, I was a little surprised that Verizon was down a touch sequentially. Has the large program there plateaued?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Drew.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, remember Adam, we had $14 million or thereabouts that we called out.

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. In last quarter, Adam. If you recall, we had a contract modification that contributed about $14 million in the July quarter.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

In the July quarter. So I think in line, I think we’re focusing on normal seasonality and I think as we’ve indicated, we’ve recently entered into some new arrangements for some new initiatives, so at least the way we’re thinking about it, it has not plateaued.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. And then you’re guiding to, I believe, down margins year-over-year in January, flat in April. Do you have a line of sight to margin improvement year-over-year past April?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, I think that – couple of things, Adam. So we clearly have some programs that, at least in our initial discussions with customers, will be busier next year. We haven’t called that out yet because we don’t want to get ahead of ourselves. As we said on the large customer program we got a handle now on its total scope and we’ve got what we think are better terms going forward so we got to work through it but we think it gets better.

The other thing to keep in mind on the margin is if you look at the – particularly the April quarter, it was a strong quarter as AT&T worked through their fiber-to-the-home initiative and so that if you look actually on the revenue side, that was about $60 million in the April quarter of this year. And as they pivot from connecting homes to passing homes, that’s going to have some impact. I think on the other hand, in this quarter we were really pleased with the growth in our wireless business. With them both small cell and macro cell together were up 66% year-over-year and in fact the wireless business in total was just under 10% of revenue for the quarter.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Got it. And then you’re guiding to down revenue in the April quarter.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well that’s the...

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

It wouldn’t be...

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

That’s the $60 million, Adam. I mean as they pivot – as AT&T pivots to connecting from passing, it’s going to have an impact. On the other hand, we are encouraged in the intermediate term that they see a lot of value in those fiber fed customers and we’re hopeful that growth resumes there as they build out the fiber footprint eventually.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

But you’re going into the year with record backlog, so it’s fair that that’s going to matter at some point on the revenue growth line next year.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I mean we had some nice renewals. We’ve had expansion. I think as we mentioned in our comments we’ve completed or are beginning to proceed with over 1,800 5G small cell sites, work associated with those. I mean there’s thousands of small cells in the pipeline. So as the industry gets more comfortable on how those are going to turn into work, we think there is lots of opportunity.

Adam Robert Thalhimer, Analyst, Thompson Davis & Co., Inc.

Okay. Good color. Thank you.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Thank you.

Operator

Our next question is from Blake Hirschman with Stephens. Please go ahead.

Blake Hirschman, Analyst, Stephens, Inc.

Hi. Good morning, guys.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Blake.

Blake Hirschman, Analyst, Stephens, Inc.

The CapEx came down quite a bit in the quarter. Was that gross CapEx that came down or was there some kind of disposal in there?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

I mean, we always show it net, but there were actually – disposals were down, Drew, year-over-year?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Yeah. But – Blake, this is Drew. The CapEx was down and the disposals were down as well, so.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, we clearly – this has not been a strong year for operating cash flow. It was better in November. We expect it to continue to improve, but the way we run the business, we pull on the levers that we can. We have a well maintained fleet. We’ve invested in it and so it was just time to pause there as the cash flow catches up. There will be some CapEx in this fourth quarter because as we said earlier we have picked up some new areas, so we’re going to have to spend some capital and are spending it now to get those areas up and running.

Blake Hirschman, Analyst, Stephens, Inc.

Got it. And then as we look into next year on CapEx, I think your new guidance this year calls for like $110 million to $120 million. Is there any way to think about how much of that is growth versus maintenance or any kind of rough targets for what we might expect to see next year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, clearly, it’ll be up, Blake, as the business improves. If the business improves then we’d hope to spend a lot on CapEx to continue to grow our footprint and activity levels.

Blake Hirschman, Analyst, Stephens, Inc.

Okay. I’ll hop back in queue. Thanks, guys.

Operator

Next, we’ll go to Noelle Dilts with Stifel. Please go ahead.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Hi, guys. Good morning.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Just a slightly more general question on cash flow. You talked about strong collections post quarter and you’ve alluded to maybe some catch up in terms of the cash flow. But could you just comment a little bit more broadly on how you’re thinking now about the timing of collections? Are you kind of working through that backlog of receivables and unbilled and how you’re thinking about DSO moving into the fourth quarter and into early next year?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So I’ll handle the first question and, Drew, take the DSO. So, Noelle, what we were encouraged about on the program is that we were able to invoice more than we have revenue, and that’s going to turn into cash. We continue to target that as we go forward as it becomes more settled. We have a much better handle on the process as it settles. It doesn’t mean that there is not work to do, but we have line of sight and processes in place to make it better. Then Drew...

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

I think what’s encouraging Noelle is we’ve been obviously working through a lot of invoicing. What you’ll see on the balance sheet is that the contract asset actually declined from a DSO perspective over a couple of days, and then the accounts receivables is where the increase is, so that means we got the invoices into the system and that turns into cash.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Got it. And then just for modeling purposes, it’s helpful that you’ve provided the $60 million of revenue in the April quarter associated with the AT&T FTTH program. Can you also provide that number for the July quarter? And is there a bit of additional wind down here moving forward into the January quarter from October? Just want to make sure we’re kind of thinking about the cadence of that program properly as we move into January, into 2021?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So Noelle, as we said on the August call, essentially there was very little of that program left in the October quarter, so I would essentially say this quarter was without any significant benefit. And so we’ve taken it down to essentially nothing other than the connection activity which is insignificant at the moment. So if you say $60 million and it stepped down to, let’s call it, half of that round numbers for the July quarter then essentially nothing in the October quarter. So it’s – we’ll look forward to the day that there is more desire to grow the footprint, but in the meantime that’s the full extent of the impact.

Noelle Christine Dilts, Analyst, Stifel, Nicolaus & Co., Inc.

Thanks very much.

Operator

Next question is from Jennifer Fritzsche with Wells Fargo. Please go ahead. Jennifer, your line is open. If you’re on mute, possibly?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

John, we can move back. Let’s just take the next question.

Operator

Yeah. We’ll go to – move on to Alex Rygiel with B. Riley FBR. Please go ahead.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you. Good morning, Steve.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Alex.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Steve, your 12-month backlog was $2.6 billion a year ago. Today it’s $2.5 billion at the end of October, but adding the new $400 million suggests clearly 12-month backlog is now up year-over-year. So how do I reconcile that 12-month backlog to your April quarter organic growth guidance to be down low to mid-single digits?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I mean, Alex, as we just said in the conversation with Noelle as – I mean, you have a program that essentially didn’t have much backlog contribution a year ago, but it was all burned off, and so as we come through a comp in April with $60 million coming out of that fiber-to-the-home program, that’s the headwind. It abates pretty quickly as we get into next year. There are plenty of opportunities. We’re being cautious to not get ahead of ourselves particularly in the early part of the year. Some of these initiatives that we’ve seen are just beginning to start engineering and that’s always the period of time where it’s most difficult to see what comes through.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

And secondly, you’ve been talking about complexity for some time now. With this program ramping down, do you think we’re going to stop talking about complexity here? And secondly, as it relates to the new initiatives, what’s the risk that these new opportunities have complexity as well?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

So, Alex, I think to be clear, the program that we’re talking about that is coming down in the April quarter was not the source of any material complexity. It was just part of the business for a five-, six-year period. So I think on the large customer program I think we have a pretty good a handle now which is evident not only in the invoicing, but also in the new initiatives that we know and have been able to adequately reflect our costs for that program as we go forward. We got a large sample to know where it needs to be in order to be successful on the new initiatives.

Alex Rygiel, Analyst, B. Riley FBR, Inc.

Thank you.

Operator

We’ll try going back to Jennifer Fritzsche with Wells Fargo. Please go ahead.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Yeah. Sorry about that. The telecom analyst doesn’t know how to use the phone I guess.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, we have that problem around here occasionally, too.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Two questions, if I may. First on cable, if you look at some of the numbers being put out as to the broadband usage, especially as we enter the streaming wars cord-cutting phase, they’re massive numbers. So I guess I’m just wondering, it seems somewhat odd that Comcast numbers would be down year-over-year, although by their own admission, they mentioned timing of CapEx, so I wanted to explore that point a little bit. And then on the small cell side, one of the large carriers has mentioned a lot of connection of fiber to their own small cells even as recently as last week. What are you seeing there? Is there a stronger sense of urgency by the carriers to connect their own fiber to small cells? And is that 1,800 you mentioned part of that initiative? Thanks.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. So, on the first question, Jennifer, that’s a great question. So the numbers that we saw in the industry report that just came out was that the average subscriber was using about 275 gig of data a month versus 230 a year ago, but if they were cord-cutters, so in other words that they were not getting a linear video product and are using streaming services, it was over 500 gig.

And so there’s been lots of research, lots of commentary by a number of industry participants about how this video ecosystem evolves from primarily linear delivered video, which is very efficient, to streaming video which is very data intensive. And it’s a great question. I would expect that we’ll see some industry research trying to quantify that if you took a third of linear subscribers over time and converted them to streaming, how much more capacity the network would need? I guess, my guess would be a lot, but we have not seen any numbers.

And then, with respect to the small cell and fiber, I mean clearly, as the quotation that we cited in our comments said, about 80% of a small cell deployment from a capital perspective is in the fiber, I think we’re seeing at least some of the customers think that that’s differentiating and particularly as you get into the kind of growth in traffic, owner economics I think over time will become more important. We’ll see but clearly at least one carrier sees it that way.

Jennifer M. Fritzsche, Analyst, Wells Fargo Securities LLC

Thank you.

Operator

Next we’ll go to Bill Newby with D.A. Davidson please go ahead.

William Newby, Analyst, D.A. Davidson & Co.

Good morning, guys. Thanks for taking my questions.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Good morning, Bill.

William Newby, Analyst, D.A. Davidson & Co.

Steve, just another one on the large customer program. It sounds like there’s better terms to come there. I guess, first, is it your guys’ expectation that the kind of renegotiated terms can bring the margin performance on that project in line with the rest of the business as you transition into those new terms?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think what we said is they adequately reflect our assessment of our cost on the program and so, yeah, well, I mean, we got to get better. That doesn’t mean we’re there but we’re always working hard to get better, to get more work done more efficiently and get it turned into cash.

William Newby, Analyst, D.A. Davidson & Co.

Okay. That’s helpful. And I guess is there – I mean, any color on how quickly you’ll start to see that transition into the – I mean, can we expect to see that transition happen through 2021?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Yeah. I mean, I think that – I mean, the best way to think about this or the way we are is we have a good handle on the scope of the original program. Every day that goes by we’re getting work done so that becomes less of the workflow and these new initiatives will become more. Now it’s a big program, there’s lots to go. We continue to have to work hard to improve our performance both for ourselves and the customer. But every day that goes by as we complete work, the mix will shift more towards the new initiatives.

William Newby, Analyst, D.A. Davidson & Co.

And then, Drew, could you just fill up the top 10 customers for us in the segment?

H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Sure. Sure, Bill, so on slide 6, we provided the rest of the top 10. So if you just look at the materials. And then for the customer split, telco was at 72.6%; cable was at 17.7%; facility locating was at 6.3%; and electrical and other was 3.4%.

Operator

[Operator Instructions] And next we’ll go to Alan Mitrani with Sylvan Lake Asset Management. Please go ahead.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Hi. Thank you. Steve, if you look over the last few years when your gross margins peaked on a calendar basis at 22.1% it’s basically been, given the whole Verizon issue, about a 470 point decline in gross margins. It’s down to the 17% and change, what it will be this calendar year, roughly, based on your guidance. And it seems like your EBITDA margins have sort of tracked the same way, peaking at 14.7%, coming down to somewhere in the high 9s. It’s all about gross margins, it seems for you. I realize what you said about the other customers outside of these projects. Now that you’re getting CapEx a little under control, employees seem to be basing out and all this is happening while revenues are still growing.

What’s the forecast in the next, I don’t really care about the next quarter or two, but as you’ve now had a lot of time on this project and these projects and seen the way the stopping and starting is going in the industry, is this it? Are we at the bottom of gross margins this coming calendar quarter as it relates to this multi-year movement? And the next few years we can see a gradual or sometimes maybe more shockingly up in a shorter period of time, if you get your handle on everything, rise in gross margins which will then flow through the P&L?

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Well, I think as a framework, right, we manage our G&A line, we manage other lines but it’s a service business and service businesses are going to be driven by their economic returns, they are going to be driven gross margin, right? I mean we deploy field services and so the framework I think is right, I think what we have seen both with gross margin and EBITDA over time is when we have customers at where our key customers are in cycle together in spending so that the growth is broadly distributed, it makes it easier to manage.

If you look at your sense of gross margin, and I haven’t checked those numbers, but if you look at that and you exclude the impacts of this large program, we were not materially different from where we’ve been in the past. So as we talked about on the last call, as we chop through this program, as we move to more new initiatives and as we’re encouraged to see growth at other customers including growth resuming at some customers who, based on timing, every once in a while these things impact their plans, we don’t see anything structurally different in the industry around margin profile other than we got to get it done. I mean, we’ve had this program that’s obscured kind of where the structural margins have been and we got to get through and get back to them.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

And I appreciate that color, but if you look at it from a shareholder perspective, and I know you do because you’re a big shareholder, Verizon used to be back in the Fios peak was call it the peak in the 25% of revenues for a very short period of time, came all the way down to single digits, now it’s back up to the 20s, rather than either walk away from Verizon which is difficult to do in this kind of work or tough, you’ve chosen to work through it and negotiate with them which should accrue to us over time. But when do we see the whole benefit? When did it all come together? Because you either need the rest of the industry to come back up while you’re chopping through all this or you guys to figure it out over the next year while maybe we’ve had a pretty good run in the economy, who knows what will happen in the next 12, 18 months.

I’m just wondering how we can reap the benefits because I am looking forward to share repurchases, looking forward to better cash generation. I just want to see how you’re looking at the framework the next couple of years because what Jennifer said in terms of the dynamics with the streaming wars coming and more people cutting cords, that’s not going away so at some point that should accrue to us as shareholders.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Sure. And I think in outline, again, I agree, Alan, we would never identify the customer on this large program, so let’s be clear on that. So we have a large program, it’s been tougher than we expected, we’ve done what we needed to do to manage that and we’ve got to get through it, and we feel that as we get through it we will see more cash on the balance sheet which will provide more financial flexibility. We’re already seeing some of that. And we’ll have the ability to pivot to the newer initiatives where, to the extent that we’re awarded work, we feel that our cost structure to manage it will be adequately reflective.

Yeah. I’d love to say we could fix it overnight, you and like 3,000 other people would probably agree with that, but sometimes you just got to chop through these things and we will end up as we come out the other side a better business for what we’ve learned going through this process, and we’ve done that before with other programs.

Alan Mitrani, Analyst, Sylvan Lake Asset Management LLC

Thank you.

Operator

And with no further questions, Mr. Nielsen, I’ll turn it back to you.

Steven E. Nielsen, Chairman, President & Chief Executive Officer, Dycom Industries, Inc.

Okay. Well, we thank everybody for your time and attention on the call and we look forward to speaking to you the last week of February. Thank you.

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation, you may now disconnect.